Exhibit 10.1

Execution Version

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of June 6, 2021, is entered into by and among Bonanza Creek Energy Inc., a Delaware corporation (“Parent”), CPPIB Crestone Peak Resources America Inc., a Delaware corporation (the “Company”), and CPPIB Crestone Peak Resources Canada Inc., a Canadian corporation (“Stockholder”). Parent, the Company and Stockholder are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent, Raptor Condor Merger Sub 1, Inc., a Delaware corporation (“Merger Sub 1”), Raptor Condor Merger Sub 2, LLC, a Delaware limited liability company (“Merger Sub 2”), Crestone Peak Resources LP, a Delaware limited partnership (“CPR”), Crestone Peak Resources Management LP, a Delaware limited partnership (the “CPR Management LP”), and solely for purposes of Article VI, Section 7.1, Section 7.5 through Section 7.9, Section 7.11, Section 7.16, Section 7.22(b), Article VIII and Article X thereof, Extraction Oil & Gas, Inc., a Delaware corporation (“XOG”), are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub 1 and the Company, with the Company surviving (the “Company Merger”), the merger of the Company with Merger Sub 2, with Merger Sub 2 surviving (the “Company LLC Sub Merger” and, together with the Company Merger, the “Mergers”), in each case pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to (a) the 1,000 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) Beneficially Owned (as defined below) by Stockholder (the “Shares”) and (b) the exercise, funding and enforcement of the Company’s call right pursuant to Section 3.18 (the “CPR Call”) of the Agreement of Limited Partnership of CPR (the “CPR Partnership Agreement”), and (c) the guarantee of the exercise, funding and enforcement of the CPR Call; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and the Company have required that Stockholder, and Stockholder has agreed to, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Definitions.

For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a)            “Affiliate” means with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of Stockholder; provided, further, that, for the avoidance of doubt, any member of Stockholder shall be deemed an Affiliate of Stockholder; and provided, further, that an Affiliate of Stockholder shall include any investment fund, vehicle or holding company of which Stockholder or an affiliate thereof serves as the general partner, managing member or discretionary manager or advisor.

(b)            “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

(c)            “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.

2.	Representations of Stockholder. Stockholder represents and warrants to Parent that:

(a)            Ownership of Shares. Stockholder (i) is the Beneficial Owner of all of the Shares free and clear of any proxy, voting restriction, adverse claim, or other Encumbrances, other than those created by this Agreement or under applicable federal or state securities laws; and (ii) has the sole voting power over all of the Shares. Except as expressly provided by this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Stockholder is a party relating to the pledge, disposition, or voting of any of the Shares and there are no voting trusts or voting agreements with respect to the Shares. The Shares represent 100% of the issued and outstanding shares of Company Common Stock as of the date of this Agreement and as of the delivery of the Stockholder Written Consent (as defined below).

(b)            Disclosure of All Shares Owned. Neither Stockholder nor any of its Affiliates Beneficially Owns any shares of Company Common Stock or other equity interest in the Company other than the Shares.

(c)            Power and Authority; Binding Agreement. Stockholder has full corporate power and authority to enter into, execute, and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 3(b) below)). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(d)            No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law applicable to Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Encumbrance on any of the Shares pursuant to, any agreement or other instrument or obligation, including organizational documents binding upon Stockholder or any of the Shares.

(e)            No Consents. No Consent, order or declaration of any Governmental Entity or any other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement.

(f)            No Litigation. There is no Proceeding pending against, or to the knowledge of Stockholder, threatened against or affecting, Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

(g)            Shareholder Loans. None of the outstanding loans made by Stockholder to the Company (“Shareholder Loans”) were issued with any original issue discount at the time of their issuance.

3.	Agreement to Vote Shares.

(a)            Delivery of Written Consent. Stockholder agrees that contemporaneously with the execution of the Merger Agreement by the parties thereto, Stockholder shall execute and deliver a written consent (the “Stockholder Written Consent”) with respect to all of the Shares approving and adopting the Merger Agreement and the Transactions, including the Company Merger, in the form attached hereto as Exhibit A hereto.

(b)            Voting Agreement. Stockholder irrevocably and unconditionally agrees during the term of this Agreement, at any annual or special meeting of the Company called with respect to the following matters, and at every adjournment or postponement thereof (each, a “Covered Meeting”), to appear at any such meeting or otherwise cause the Shares to be counted as present thereat for purpose of establishing a quorum and vote or cause the holder of record to vote the Shares at such meeting (i) in favor of (1) adoption of the Merger Agreement and approval of any other matters necessary for consummation of the transactions contemplated by the Merger Agreement, including the Company Merger and (2) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Company Merger; and (ii) against (1) any Company Alternative Proposal or any of the transactions contemplated thereby, (2) any action, proposal, transaction, or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement, and (3) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Mergers or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s Organizational Documents). Any attempt by the Stockholder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Shares in contravention of this Section 3 shall be null and void ab initio.

4.	No Voting Trusts or Other Arrangement.

Stockholder agrees that during the term of this Agreement Stockholder will not, and will not permit any Affiliate to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent.

5.	Transfer and Encumbrance.

Stockholder agrees that prior to the earlier of the consummation of the Mergers and the termination of the Merger Agreement in accordance with its terms, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration but excluding any disposition made by the Stockholder pursuant to the Company Merger and the transactions contemplated by the Merger Agreement), by tendering into any tender or exchange offer, by operation of Law or otherwise) or Encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of any of the Shares or Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of any of Stockholder’s Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

6.	Additional Purchases; Adjustments.

Stockholder agrees that any shares of Company Common Stock and any other shares of capital stock or other equity of the Company that Stockholder purchases, acquires the voting power or otherwise acquires Beneficial Ownership of after the execution of this Agreement and prior to the record date for any Covered Meeting shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof for all purposes of this Agreement, and Stockholder shall promptly notify the Company of the existence of any such after-acquired Shares. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof for all purposes of this Agreement.

7.	Waiver of Appraisal and Dissenters’ Rights and Certain Other Actions.

(a)            Waiver of Appraisal and Dissenters’ Rights. To the fullest extent permitted by Law, Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal (including under Section 262 of the DGCL) or rights to dissent in connection with the Company Merger that Stockholder may have by virtue of ownership of the Shares.

(b)            Waiver of Certain Other Actions. Stockholder hereby agrees not to commence, join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub or the Company or any of their respective Affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any fiduciary duty of the Company Board in connection with the negotiation and entry into this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

8.	Termination.

This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the Company Merger Effective Time; (b) the date on which the Merger Agreement is terminated in accordance with its terms; (c) the termination of this Agreement by mutual written consent of the Parties; and (d) the date of any modification, waiver or amendment to the Merger Agreement effected without the Stockholder’s consent that (i) decreases the amount or changes the form of consideration payable to the shareholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of this Agreement or (ii) otherwise materially adversely affects the interests of the Stockholder. Nothing in this Section 8 shall relieve or otherwise limit the liability of any Party for any breach of this Agreement incurred prior to such termination. Provided, however, that Section 17 and the last sentence of Section 11 shall survive the termination of this Agreement until the covenants thereunder have been fully performed.

9.	No Solicitation.

Subject to Section 10, Stockholder shall not, and shall cause its Affiliates not to, and shall use its reasonable best efforts to cause its and their respective officers, members, directors, partners, employees, accountants, financial and tax advisers and legal counsel (“Representatives”) not to, directly or indirectly, take any of the actions listed in clauses (i) - (iii) of the first sentence of Section 7.3(a) of the Merger Agreement (without giving effect to any amendment or modification of such clauses after the date hereof). Stockholder shall, and shall cause its Affiliates to, and shall use its reasonable best efforts to cause its and their Representatives to, immediately cease, and cause to be terminated, any discussions or negotiations conducted before the date of this Agreement with any Person other than Parent and XOG with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Alternative Proposal.

10.	Fiduciary Duties.

Stockholder is entering into this Agreement solely in its capacity as the record or Beneficial Owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by any of Stockholder’s designees serving in his or her capacity as a director of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by Stockholder’s designees serving as a director of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

11.	Further Assurances.

Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents and other instruments and to take all such further action as Parent may reasonably request to consummate and make effective the transactions contemplated by this Agreement and to not take or permit any of its Affiliates to take any action that would reasonably be likely to adversely affect or delay the ability to perform Stockholder’s covenants and agreements under this Agreement. Stockholder shall promptly exercise its right to call any equity capital funding that is available to Stockholder under that certain Equity Commitment Letter between CPP Investment Board and CPPIB Crestone Peak Resources Canada Inc. dated June 7, 2021, to the extent that it has insufficient funds to satisfy any of its obligations under Section 17.

12.	Stop Transfer Instructions.

At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, Stockholder hereby authorizes and instructs the Company to instruct the Company’s transfer agent (as applicable) that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

13.	Specific Performance.

The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. Prior to the Expiration Time, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 13, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity. Each Party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement, all in accordance with the terms of this Section 13. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 13, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

14.	Entire Agreement.

This Agreement (together with the Merger Agreement and any other documents and instruments executed pursuant hereto) supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties hereto. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

15.	Extension; Waiver.

At any time prior to the Company Merger Effective Time, the Parties may, to the extent legally allowed:

(a)            extend the time for the performance of any of the obligations or acts of the other Party hereunder;

(b)            waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; or

(c)            waive compliance with any of the agreements or conditions of the other Party contained herein;

provided, that, in each case, such waiver is made in writing and signed by the Party (or parties) against whom the waiver is to be effective.

Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a Party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such Party. No waiver by any of the Parties hereto of any default, misrepresentation or breach of representation, warranty, covenant or other agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

16.	Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) if delivered in person; (b) if transmitted by facsimile (but only upon confirmation of transmission by the transmitting equipment); (c) if transmitted by electronic mail (“e-mail”) (upon confirmation of receipt; provided, that each notice party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request); or (d) if transmitted by national overnight courier. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 16):

If to Parent or Merger Sub, to:

Bonanza Creek Energy, Inc.

410 17th St.

Denver, CO 80202

Attention: Skip Marter, General Counsel

E-mail:

with a required copy to (which copy shall not constitute notice):

Vinson & Elkins LLP

1001 Fannin St.

Houston, TX 77002

Attention: Stephen M. Gill

E-mail:

and

Vinson & Elkins LLP

1114 Avenue of the Americas, 32nd Floor

New York, NY 10036

Attention: Shelley A. Barber

E-mail:

If to the Company, to:

CPPIB Crestone Peak Resources America, Inc.

c/o Canada Pension Plan Investment Board

One Queen Street East, Suite 2500

Toronto, ON

M5C 2W5

Canada

Attention: Bruce Hogg, Managing Director, Head of Sustainable Energy

E-mail:

with a required copy to (which copy shall not constitute notice):

Gibson, Dunn & Crutcher LLP

1801 California Street, Ste. 4200

Denver, CO 80202-2642

Attention: Beau Stark

E-mail:

If to Stockholder, to:

CPPIB Crestone Peak Resources Canada, Inc.

c/o Canada Pension Plan Investment Board

One Queen Street East, Suite 2500

Toronto, ON

M5C 2W5

Canada

Attention: Bruce Hogg, Managing Director, Head of Sustainable Energy

E-mail:

with a required copy to (which copy shall not constitute notice):

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attention: Jeffrey Muñoz; Thomas Brandt

E-mail:

17.	Obligations with respect to Conveyance/Call Transaction.

(a)            Conveyance/Call Transaction. To the extent that the Broe Investor (as defined in the CPR Partnership Agreement) has not executed and delivered the Conveyance Agreement (“Conveyance Agreement”) within 5 Business Days following the date of this Agreement, the Company shall deliver a Call Right Exercise Notice (as defined in the CPR Partnership Agreement) pursuant to Section 3.18(a) of the CPR Partnership Agreement in form and substance reasonably acceptable to Parent (the resulting transaction, the “Call Transaction”). In addition, the Company shall use reasonable best efforts, and take all actions reasonably requested by Parent, to (i) if the Conveyance Agreement has been entered into as provided for above, cause the transactions contemplated by the Conveyance Agreement (“Conveyance Transaction”) to be consummated in accordance with Conveyance Agreement and (ii) if the Conveyance Agreement has not been entered into as provided for above, cause the Call Transaction to be consummated in accordance with the Call Right provisions set forth in the CPR Partnership Agreement. Prior to the Closing, Stockholder shall cause Company to comply in all respects with this Section 17(a).

(b)            Enforcement of Call Transaction by Stockholder. In the event that Company is required to initiate the Call Transaction process pursuant to Section 17(a) above, upon the consummation, pursuant to Section 3.18 of the CPR Partnership Agreement, of the purchase of the Class A Units and the Class C Units (in each case, as defined in the CPR Partnership Agreement) from the Broe Investor, Stockholder will pay on behalf of Company (as a contribution of such amounts to Company if consummated prior to the Company Merger Effective Time, or as a reimbursement if consummated after the Company Merger Effective Time) the Put/Call Price (as defined in the CPR Partnership Agreement) in accordance with the CPR Partnership Agreement and any costs, expenses or charges reasonably incidental thereto, including any costs incurred by the Company associated with a Qualified Appraiser (as such term is defined in the CPR Partnership Agreement).

(c)            Defense of Broe Claims. To the extent that Broe Investor (as defined in the CPR Partnership Agreement) or any of its Affiliates brings any claim, cause of action, or proceeding against the Parent, the Company and/or their respective (the “Covered Persons”) Affiliates relating to the exercise of the Call Transaction, the validity of the Call Transaction, the Put/Call Price or any other aspects of the Call Transaction (collectively, “Broe Claims”), then in such event Stockholder shall be solely responsible for any losses, liabilities, claims and/or expenses incurred by such Covered Persons with respect thereto. Notwithstanding anything herein to the contrary, Stockholder shall on behalf of such Persons be responsible for and control any defense of any Broe Claims. If requested by Stockholder, Parent and the Company agree to cooperate in contesting any Broe Claim and will provide reasonable access to any books, records or employees of such Covered Persons reasonably necessary for Stockholder to defend against any Broe Claims. Parent and Company may participate in, but not control, any defense or settlement of any Broe Claim, provided that such participation shall be at such Person’s sole cost and expense. No settlement of any Broe Claim may be made by Stockholder without the written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed; provided, that such consent shall not be required for any settlement of any Broe Claim that (i) is for monetary damages only and all of which will be fully discharged by Stockholder and (ii) does not include any ongoing obligations with respect to Parent, Company or their respective Affiliates.

(d)            Enforcement of Call Transaction by Parent. If the consummation of the Call Transaction or the Conveyance Transaction has not occurred prior to the Closing, Parent shall cause the Company to comply with Section 17(a) after the Closing in all respects.

(e)            Elimination of Shareholder Loan. Stockholder shall immediately prior to the Closing make an assignment to Company of the Shareholder Loans as a contribution in respect of its capital stock in the Company.

18.	Miscellaneous.

(a)            Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b)            Submission to Jurisdiction. THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DELAWARE GENERAL CORPORATIONS LAW, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 15 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c)            Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 17(c).

(d)            Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Mergers are consummated.

(e)            Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(f)             Counterparts. This Agreement may be executed in one or more counterparts, including via facsimile or email in “portable document format” (“.pdf”) form transmission, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

(g)            Interpretation. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Sections, such reference shall be to n Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of the Stockholder means the actual knowledge of any officer of Holder after due inquiry.

(h)            Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence and except as set forth in Section 5, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

(i)             No Third-Party Beneficiaries; Non-Recourse. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

(j)             No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and Parent shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting or disposition of any Shares, except as otherwise expressly provided herein.

(k)            No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the Parties or a presumption that the Parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

(l)             Disclosure. Stockholder consents to and authorizes the publication and disclosure by the Company and Parent of Stockholder’s identity and holding of Shares, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Registration Statement, including the Joint Proxy Statement, as applicable, and any other disclosure document required in connection with the Merger Agreement, the Mergers and the transactions contemplated by the Merger Agreement.

(m)           Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties.

(n)            Reliance. Stockholder understands and acknowledges that Parent, Merger Sub and the Company are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

BONANZA CREEK ENERGY, INC., a Delaware corporation

By	/s/ Eric T. Greager
Name: Eric T. Greager
Title: President and Chief Executive Officer

CPPIB CRESTONE PEAK RESOURCES AMERICA INC., a Delaware corporation

By	/s/ Bruce Hogg
Name: Bruce Hogg
Title: Managing Director, Head of Sustainable Energy

By	/s/ Dave Chambers
Name: Dave Chambers
Title: Senior Principal, Sustainable Energy

CPPIB CRESTONE PEAK RESOURCES CANADA INC., a Canadian corporation

By	/s/ Bruce Hogg
Name: Bruce Hogg
Title: Managing Director, Head of Sustainable Energy

By	/s/ Dave Chambers
Name: Dave Chambers
Title: Senior Principal, Sustainable Energy

Signature Page to Support Agreement

Exhibit A

Stockholder Written Consent

[See attached]